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                 [LETTERHEAD OF ARTHUR ANDERSEN LLP]


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 29, 2001 relating to the financial statements of the Harvard Capital Accumulation Plan for the year ended December 31, 2000 which appears in this Form 11-K of Harvard Industries, Inc. into the previously filed Registration Statements on Form S-8 (no. 33-90166 and No. 33-98748).

                               ARTHUR ANDERSEN LLP

Roseland, New Jersey
June 29, 2001

            DATED JUNE 29, 2001